Exhibit 10.47

Joinder to Loan Agreement

The undersigned, Vince, LLC, a Delaware limited liability company, hereby joins in the execution of that certain Fourth Amended and Restated Term Loan Agreement dated as of April 20, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”) among Kellwood Company, certain of its Domestic Subsidiaries, and each other Domestic Subsidiary that becomes a Borrower thereunder after the date and pursuant to the terms thereof, Sun Kellwood Finance, LLC, as collateral agent for each Lender and such Lenders party thereto. All capitalized terms not defined herein shall have the meaning assigned to them in the Loan Agreement.

By executing this Joinder, the undersigned hereby agrees that it is a Borrower under the Loan Agreement and agrees to be bound by all of the terms and provisions thereunder. The undersigned further acknowledges and agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Collateral Agent and the Lenders the prompt payment and performance of all Obligations under the Loan Documents. Concurrently with the execution hereof, the undersigned shall execute and deliver a joinder to the Security Agreement and take such other actions as Collateral Agent shall require to evidence and perfect a Lien in favor of Collateral Agent (for the benefit of the Lenders) on the Collateral as contemplated by Section 9.1.9 of the Loan Agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Joinder this 1st day of September, 2012.

VINCE, LLC

By:	/s/ Adrian Kowalewski
Name:	Adrian Kowalewski
Title:	Chief Financial Officer